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                                                                    Exhibit 23.3


                  CONSENT OF MORGAN STANLEY & CO. INCORPORATED



November 25, 1997



Arris Pharmaceutical Corporation
180 Kimball Way
South San Francisco, California 94080

Dear Sirs:

     We hereby consent to the inclusion of the Registration Statement on Form S-4 of Arris Pharmaceutical Corporation ("Arris") relating to the proposed merger of Beagle Acquisition Corp., a wholly owned subsidiary of Arris with and into Sequana Therapeutics, Inc., of our opinion letter to the Board of Directors of Arris included as Appendix C-1 to the Joint Proxy Statement/Prospectus which is a part of the Registration Statement and to the references to such letter and our firm name in such Joint Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder not do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,

                                       MORGAN STANLEY & CO. INCORPORATED

                                       By:  /s/ Catherine J. Friedman
                                          -------------------------------
                                            Catherine J. Friedman
                                            Principal